                     SUBSIDIARIES OF NOBLE AFFILIATES, INC.


     The following table sets forth the subsidiaries of Noble Affiliates, Inc. as of March 15, 1994.


                                                  State of Jurisdiction
       Subsidiary                                    or Organization
      ------------                                ---------------------
Samedan Oil Corporation 1/                              Delaware

Noble Gas Marketing, Inc. 1/                            Delaware

Samedan Oil of Canada, Inc. 2/                          Delaware

Samedan of North Africa, Inc. 2/                        Delaware

Samedan North Sea, Inc. 2/                              Delaware

Samedan Oil of Indonesia, Inc. 2/                       Delaware

Samedan Pipe Line Corporation 2/                        Delaware

Samedan Royalty Corporation 2/                          Delaware

Samedan of Tunisia, Inc. 2/                             Delaware

Samedan Oil (U.K.) Ltd. 3/                              United Kingdom

Samedan - NEEI Exploration Company, 4/                  Oklahoma

Samedan of Papua New Guinea, Inc. 2/                    Delaware


- ------------------------
1/   100% owned by Noble Affiliates, Inc.

2/   100% owned by Samedan Oil Corporation.

3/   100% owned by Samedan North Sea, Inc.

4/ 50% general partnership interest owned by Samedan Oil Corporation.
